Semiannual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE(R)
INTERNATIONAL EQUITY FUND

SEMIANNUAL REPORT FOR
THE PERIOD ENDED
APRIL 30, 2007


RIVERSOURCE INTERNATIONAL EQUITY
FUND SEEKS TO PROVIDE SHAREHOLDERS
WITH LONG-TERM GROWTH OF CAPITAL.

LETTER TO SHAREHOLDERS
In this report and going forward, Stephen Lewis, Chairman of the RiverSource Funds' Boards (Boards), and Patrick Bannigan, President of RiverSource Funds, are co-authors of this letter to shareholders. Information about them is highlighted below:

- Stephen Lewis, Chairman of the Boards, is President Emeritus and Professor of Economics at Carleton College.

- Patrick Bannigan, President of RiverSource Funds, is Senior Vice President -- Asset Management for RiverSource Investments, LLC. Before joining RiverSource Investments in 2006, he was Managing Director and Global Head of Product at Morgan Stanley Investment Management.

Dear Fellow RiverSource Funds Shareholder:

As newly appointed in our respective roles as Chairman of the Boards and President of RiverSource Funds, we are committed to continuing the successful leadership efforts of Ted Truscott, a member of the Boards and Chief Investment Officer of RiverSource Investments, LLC; and Governor Arne Carlson, who served as Chairman of the Boards for eight years and will continue to serve on the Boards.

As RiverSource Funds shareholders, we want our investments to deliver consistent, competitive investment performance that can help us achieve our financial goals. We are sure you feel the same way. We are pleased to report that the investment management teams at RiverSource Investments have delivered on our expectations. As a result, many of our funds are receiving positive recognition in the financial media.

When discussing your financial plans with your advisor, we encourage you to take a long-term view. The economy is cyclical and markets are inherently volatile, so there will be periods when economic or market conditions may appear to throw a wrench into any portfolio. A diversified mutual fund portfolio and an experienced financial advisor can help keep your plan on track and also keep your expectations in line with current market realities.

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THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

Being an informed investor is a key component to your overall investing success. The information contained in this report can help "connect the dots" so you can see how your fund performed in the context of the broader market. While this shareholder report looks back over a specific period of time, current performance information is always available online at riversource.com/funds.

We value your connection with RiverSource Funds and strive to provide the performance, service and information that can help move you closer to your financial goals.

/s/ STEPHEN R. LEWIS, JR.
Stephen R. Lewis, Jr.
Chairman of the Boards

/s/ PATRICK T. BANNIGAN

Patrick T. Bannigan
President, RiverSource Funds

Past performance does not guarantee future results.

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                                  THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

TABLE OF CONTENTS

Fund Snapshot.......................      3

Performance Summary.................      5

Questions & Answers
   with Portfolio Management........      7

Fund Expenses Example...............     12

Investments in Securities...........     14

Financial Statements................     21

Notes to Financial Statements.......     26

Approval of Investment Management
   Services Agreement...............     43

Proxy Voting........................     46

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports
have been awarded the
Communications Seal from
Dalbar Inc., an independent
financial services
research firm. The Seal recognizes
communications
demonstrating a level of
excellence in the industry.

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 2 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

FUND SNAPSHOT AT APRIL 30, 2007

FUND OBJECTIVE

RiverSource International Equity Fund (the Fund) seeks to provide shareholders with long-term growth of capital.

COUNTRY BREAKDOWN

Percentage of portfolio assets

                                  (PIE CHART)

OTHER(1)          UNITED KINGDOM           JAPAN       SWITZERLAND
--------------    --------------          -------      -----------
29.2%                    18.8%               17.9%            11.5%


FRANCE            GERMANY                 AUSTRALIA
--------      -----------------       ----------------
  10.8%             7.2%                      4.6%


(1) Includes Hong Kong 4.3%, Italy 3.9%, Mexico 3.1%, Netherlands 1.8%, Brazil 1.7%, Austria 1.6%, China 1.5%, Singapore 1.5%, South Korea 1.4%, Canada 1.1%, Finland 1.0%, United States 1.0%, Spain 0.7%, Sweden 0.6%, Belgium 0.5%, Greece 0.4%, India 0.4%, Israel 0.4%, South Africa 0.3%, Taiwan 0.3%, Ireland 0.2% and Cash & Cash Equivalents 1.5%.

TOP TEN HOLDINGS

Percentage of portfolio assets

Tesco (United Kingdom)                2.1%
Continental (Germany)                 2.0%
UBS (Switzerland)                     1.9%
Intesa Sanpaolo (Italy)               1.8%
Toyota Motor (Japan)                  1.7%
Macquarie Bank (Australia)            1.6%
Erste Bank der Oesterreichischen
   Sparkassen (Austria)               1.6%
Accor (France)                        1.5%
China Mobile (Hong Kong)              1.5%
Nestle (Switzerland)                  1.3%

For further detail about these holdings, please refer to the section entitled

"Investments in Securities."

Fund holdings are as of the date given, are subject to change at any time and are not recommendations to buy or sell any security.

International investing involves increased risk and volatility, due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets.

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              RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  3

FUND SNAPSHOT AT APRIL 30, 2007

STYLE MATRIX
(STYLE MATRIX GRAPHIC)

VALUE     BLEND    GROWTH
            X            LARGE
                         MEDIUM
                         SMALL

Shading within the style matrix indicates areas in which the Fund generally invests.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and serves as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.
PORTFOLIO MANAGERS

                            YEARS IN INDUSTRY
THE BOSTON COMPANY ASSET
   MANAGEMENT, LLC
D. Kirk Henry, CFA                 26
Clifford Smith, CFA                21

                            YEARS IN INDUSTRY
MARSICO CAPITAL
   MANAGEMENT, LLC
James Gendelman                    20

FUND FACTS

                        TICKER SYMBOL   INCEPTION DATE
Class A                     AAICX          10/03/02
Class B                     APCBX          10/03/02
Class C                        --          10/03/02
Class I                     AILIX          03/04/04
Class R4(1)                    --          10/03/02

(1)  Effective Dec. 11, 2006, Class Y was renamed
     Class R4.

Total net assets                        $215.5 million
Number of holdings                              181

--------------------------------------------------------------------------------

 4 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

PERFORMANCE SUMMARY

                             PERFORMANCE COMPARISON
                 For the six-month period ended April 30, 2007

                                  (BAR CHART)

RiverSource International Equity Fund Class A
  (excluding sales charge)                             +11.54

Morgan Stanley Capital International (MSCI) EAFE
  Index(1)(unmanaged)                                  +15.68

Lipper International Funds Index                       +15.14

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

(1) The Morgan Stanley Capital International (MSCI) EAFE Index, an unmanaged index, is compiled from a composite of securities markets of Europe, Australia and the Far East. The index is widely recognized by investors in foreign markets as the measurement index for portfolios of non-North American securities. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper International Funds Index includes the 30 largest international funds (growth and value) tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.

ANNUAL OPERATING EXPENSE RATIO (AS OF THE CURRENT PROSPECTUS)

                                                 TOTAL                   NET EXPENSES(A)
Class A                                          1.69%                        1.60%
Class B                                          2.46%                        2.37%
Class C                                          2.46%                        2.37%
Class I                                          1.23%                        1.23%
Class R4(b)                                      1.53%                        1.43%

(a) The investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses, before giving effect to any performance incentive adjustment (that decreased the management fee by 0.002%) will not exceed 1.60% for Class A, 2.37% for Class B, 2.37% for Class C, 1.25% for Class I and 1.43% for Class R4.
(b)  Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

              RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  5

PERFORMANCE SUMMARY

AVERAGE ANNUAL TOTAL RETURNS

AT APRIL 30, 2007
                                                                        SINCE
WITHOUT SALES CHARGE                  6 MONTHS*   1 YEAR    3 YEARS   INCEPTION
 Class A (inception 10/3/02)           +11.54%    +12.47%   +19.34%    +20.88%
 Class B (inception 10/3/02)           +11.18%    +11.58%   +18.42%    +19.93%
 Class C (inception 10/3/02)           +11.16%    +11.69%   +18.38%    +19.93%
 Class I (inception 3/4/04)            +11.70%    +12.89%   +19.81%    +17.98%
 Class R4** (inception 10/3/02)        +11.63%    +12.69%   +19.55%    +21.09%

WITH SALES CHARGE
 Class A (inception 10/3/02)            +5.12%     +6.01%   +17.00%    +19.32%
 Class B (inception 10/3/02)            +6.49%     +6.87%   +17.46%    +19.70%
 Class C (inception 10/3/02)           +10.22%    +10.75%   +18.38%    +19.93%

AT MARCH 31, 2007
                                                                        SINCE
WITHOUT SALES CHARGE                  6 MONTHS*   1 YEAR    3 YEARS   INCEPTION
 Class A (inception 10/3/02)           +10.89%    +13.79%   +17.10%    +20.40%
 Class B (inception 10/3/02)           +10.54%    +13.05%   +16.22%    +19.46%
 Class C (inception 10/3/02)           +10.51%    +13.02%   +16.18%    +19.46%
 Class I (inception 3/4/04)            +11.18%    +14.35%   +17.63%    +17.23%
 Class R4** (inception 10/3/02)        +11.11%    +14.16%   +17.31%    +20.61%

WITH SALES CHARGE
 Class A (inception 10/3/02)            +4.51%     +7.25%   +14.81%    +18.82%
 Class B (inception 10/3/02)            +5.88%     +8.28%   +15.23%    +19.22%
 Class C (inception 10/3/02)            +9.58%    +12.07%   +16.18%    +19.46%

Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I and Class R4 shares. Class I and Class R4 shares are available to institutional investors only.

  * Not annualized.
 ** Effective Dec. 11, 2006, Class Y was renamed Class R4.

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 6 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

QUESTIONS & ANSWERS WITH PORTFOLIO MANAGEMENT

RiverSource International Equity Fund increased 11.54% for the six-month period ending April 30, 2007 (Class A shares, excluding sales charge), underperforming its benchmark, the Morgan Stanley Capital International (MSCI) EAFE Index (MSCI Index), which increased 15.68% during the same period. The Fund also underperformed the Lipper International Funds Index, which increased 15.14%.

As of April 30, 2007, approximately 38% of the Fund's shares were owned in the aggregate by affiliated funds-of-funds managed by RiverSource Investments, LLC (RiverSource). As a result of asset allocation decisions by RiverSource, it is possible that RiverSource International Equity Fund may experience relatively large purchases or redemptions from affiliated funds-of-funds (see page 33, Class I capital share transactions for related activity during the most recent fiscal period). RiverSource seeks to minimize the impact of these transactions by structuring them over a reasonable period of time. RiverSource International Equity Fund may experience increased expenses as it buys and sells securities as a result of purchases or redemptions by affiliated funds-of-funds. For more information on the Fund's expenses, see the discussions beginning on pages 12 and 30.

RiverSource International Equity Fund's portfolio is managed by two independent money management firms that each invest a portion of the Fund's assets in a blend of growth and value stocks of foreign companies to seek long-term growth of capital. The Boston Company Asset Management, LLC (The Boston Company) and Marsico Capital Management, LLC (Marsico) each managed approximately 50% of the Fund's assets as of April 30, 2007. Below, each subadvisor discusses results and positioning for its portion of the Fund for the semiannual period.

Q: What factors affected performance most for your portion of the Fund for the semiannual period ended April 30, 2007?

   THE BOSTON COMPANY: International markets shrugged off signs of a weaker U.S. economy and delivered robust performance over the past six months. Our portion of the portfolio trailed the MSCI Index during the period despite solid performance in the U.K., Netherlands and South Africa. Stock selection in the telecommunications services and information technology sectors had a significant positive impact on performance.

   The portfolio's country allocations had a slightly negative impact during the period, largely driven by an underweight in Sweden, relative to the MSCI Index. Sweden is a relatively small country within the MSCI Index, but turned in particularly strong performance late in the period. The Swedish market is heavily weighted with industrials companies, which rallied during the period.

--------------------------------------------------------------------------------

              RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  7

QUESTIONS & ANSWERS

   The portfolio's large position in Japan had a negative impact on relative return. Japan failed to meet expectations for a sustainable domestic recovery despite a solid foundation for increased consumption. The Japanese equity market delivered only a modest return relative to Europe and Asia. In addition, Japan's financial sector continued to weigh heavily on the portfolio's performance.

   INTERNATIONAL MARKETS SHRUGGED OFF SIGNS OF A WEAKER U.S. ECONOMY AND DELIVERED ROBUST PERFORMANCE OVER THE PAST SIX MONTHS. -- THE BOSTON COMPANY

   In Europe, our strategy of selling top performing, more richly valued companies in favor of underperformers with compelling business prospects has remained out of favor longer than anticipated. Looking at the factors that drove performance of European stocks over the period, we find that value, the most important factor in our stock selection process, was moderately positive. However, other factors such as quality earnings growth, long-term price momentum and earnings momentum were much more significant drivers of return.

   The portfolio's sector allocations were a modest drag on performance, with an underweight in the industrials sector being a notable detractor.

   MARSICO: The portion of the Fund that we manage underperformed in comparison to its primary benchmark, the MSCI Index, for the six-month period. Three factors that detracted most significantly from performance were stock selection in industrials, information technology and consumer discretionary sectors. Individual detractors within the information technology sector included German based enterprise application software company SAP, telecommunications equipment company L.M. Ericsson Telephone and semiconductor-related companies Samsung Electronics, based in South Korea, and Advantest, based in Japan. French industrials position Vallourec, which manufactures steel tubing, declined sharply before we sold the stock. Price declines in consumer discretionary holdings such as hotel/casino operator Melco PBL Entertainment (Macau) Ltd., as well as Japan-based electronics retailer Yamada Denki and amusement game manufacturer Sega Sammy Holdings also hampered results.

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 8 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

QUESTIONS & ANSWERS

   Currency fluctuations may at times affect investment results because the portfolio's foreign holdings are denominated in foreign currencies whose value may rise or fall against the U.S. dollar. Especially in late-2006, the dollar weakened relative to certain other major currencies, particularly the Euro. Compared to the MSCI Index, our portion of the Fund was generally underweight in securities priced in Euros and traded in countries that use the euro, including France and Germany. As a result, a smaller portion of the Fund benefited from the euro's valuation increase. This had a modestly negative impact on performance compared to the MSCI Index.

   Primary positive contributors to results included the following banking positions: Australia's Macquarie Bank, Italy's Intesa Sanpaolo, Industrial & Commercial Bank of China, Austria's Erste Bank der Oesterreichischen Sparkassen and Brazil's UNIBANCO Uniao de Bancos Brasileiros. Other financials-related companies that helped performance during the period included Man Group, the world's largest publicly traded hedge fund company, and CapitaLand, a Singapore-based real estate holding and development company.

   DURING THE REPORTING PERIOD, THE PORTFOLIO'S WEIGHTING IN THE CONSUMER DISCRETIONARY SECTOR INCREASED AND EXPOSURE TO THE INFORMATION TECHNOLOGY SECTOR DECREASED. -- MARSICO

   Holdings of Australia-based pharmaceutical company CSL also contributed to performance and Switzerland-based materials companies Lonza Group and Syngenta posted strong returns as well. Other top performing individual holdings included German auto components company Continental, Hong Kong fashion company Esprit Holdings and France-based water and waste management company Veolia Environnement.

Q: What changes did you make to your portion of the Fund?

   THE BOSTON COMPANY: We have been examining the portfolio's Japanese holdings with particular focus on stocks with consumer finance exposure. Given ongoing weakness, we have identified more compelling opportunities in other areas and began to sell Takefuji.

--------------------------------------------------------------------------------

              RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  9

QUESTIONS & ANSWERS

   MARSICO: During the reporting period, the portfolio's weighting in the consumer discretionary sector increased and exposure to the information technology sector decreased. Sector allocations in our portion of the Fund are typically the result of our "bottom-up" stock selection process.

Q: How are you positioning your portion of the Fund going forward?

   THE BOSTON COMPANY: Long term we remain optimistic about international markets. European companies have embraced restructuring, which has dramatically improved business prospects. Japan is poised to recover domestically and a broader overall market has already begun to materialize.

   We also recognize that international equity markets face some near-term risks, including potential for slower global economic growth, higher-than-expected headline inflation, monetary policy missteps by the central banks and pressure on consumers from higher taxes in Germany and Italy.

   That said, we believe the backdrop remains encouraging for equity price performance. Employment is high, inflation benign, oil prices have eased and business sentiment surveys remain positive. There is still a high level of liquidity in the system and strong merger and acquisition activity. Continental Europe should benefit from Germany's restructuring progress and eventual consumption rebound. Growing consumption in the emerging markets should aid developed markets in dealing with an aging demographic. Japanese equities have persistently lagged the broader MSCI Index, but despite mixed macro economic data, the Japanese market is forecast to deliver one of the highest levels of earnings growth among developed markets.

   The short, but sharp market decline at the end of February was a reminder that there is risk in equities and that a trend change in the market could drive a change in the stocks leading the market. We believe that our portfolio positioning should benefit from such a trend change. After four years of robust performance, certain valuations appear stretched. As a value manager, we are always cognizant of price risk embedded in securities and constantly look to add positions where the risk/reward opportunity is favorable, combined with attractive valuation characteristics.

--------------------------------------------------------------------------------

 10 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

QUESTIONS & ANSWERS

   MARSICO: The primary economic sector allocations in our portion of the Fund as of the period end include financials, consumer discretionary, industrials, materials and consumer staples. We favor these areas due to our view that earnings growth prospects, valuations, and macroeconomic factors, including interest rates, inflation, and money growth, are compelling. In terms of country allocations, the most significant weightings at the end of the six-month period were Switzerland, the U.K., Japan, France and Mexico. Country-level weightings should generally be considered a residual of the "bottom-up" stock selection process rather than a major, proactive facet of the investment strategy.

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource Fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource Fund.

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  11

FUND EXPENSES EXAMPLE

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds expense ratio as of the most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended April 30, 2007.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

 12 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

                              BEGINNING         ENDING         EXPENSES
                            ACCOUNT VALUE   ACCOUNT VALUE     PAID DURING     ANNUALIZED
                            NOV. 1, 2006    APRIL 30, 2007   THE PERIOD(A)   EXPENSE RATIO
 Class A
   Actual(b)                   $1,000         $1,115.40         $ 8.02           1.53%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,017.21         $ 7.65           1.53%
 Class B
   Actual(b)                   $1,000         $1,111.80         $12.04           2.30%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,013.39         $11.48           2.30%
 Class C
   Actual(b)                   $1,000         $1,111.60         $11.99           2.29%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,013.44         $11.43           2.29%
 Class I
   Actual(b)                   $1,000         $1,117.00         $ 5.93           1.13%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,019.19         $ 5.66           1.13%
 Class R4
   Actual(b)                   $1,000         $1,116.30         $ 7.19(c)        1.37%
   Hypothetical
   (5% return before
   expenses)                   $1,000         $1,018.00         $ 6.85(c)        1.37%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended April 30, 2007: +11.54% for Class A, +11.18% for Class B, +11.16% for Class C, +11.70% for Class I and +11.63% for Class R4.
(c) In September 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from an account-based fee to an asset-based fee, and adopting a plan administration services agreement. These changes were effective Dec. 11, 2006. In addition, the investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Fund's Board, such that net expenses, (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.43% for Class R4. Any amounts waived will not be reimbursed by the Fund. If these changes had been in place for the entire six-month period ended April 30, 2007, the actual and hypothetical expenses paid for Class R4 would have been the same as those expenses presented in the table above.

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  13

INVESTMENTS IN SECURITIES

APRIL 30, 2007 (UNAUDITED)
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (97.0%)(c)
ISSUER                                            SHARES                   VALUE(A)
AUSTRALIA (4.6%)
BIOTECHNOLOGY (0.6%)
CSL                                                  16,526              $1,190,326
-----------------------------------------------------------------------------------

CAPITAL MARKETS (1.5%)
Macquarie Bank                                       48,799               3,496,607
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (0.5%)
Natl Australia Bank                                  28,265               1,003,978
-----------------------------------------------------------------------------------

CONTAINERS & PACKAGING (0.4%)
Amcor                                               148,711                 915,957
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.2%)
Telstra                                              99,600                 384,750
-----------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (0.5%)
Tabcorp Holdings                                     65,567                 982,477
-----------------------------------------------------------------------------------

INSURANCE (0.5%)
Insurance Australia Group                            63,000                 311,405
Suncorp-Metway                                       38,367                 679,128
                                                                    ---------------
Total                                                                       990,533
-----------------------------------------------------------------------------------

TRANSPORTATION INFRASTRUCTURE (0.4%)
Macquarie Infrastructure Group                      275,569                 863,555
-----------------------------------------------------------------------------------

AUSTRIA (1.5%)
COMMERCIAL BANKS
Erste Bank der Oesterreichischen Sparkassen          41,411               3,315,410
-----------------------------------------------------------------------------------

BELGIUM (0.4%)
DIVERSIFIED FINANCIAL SERVICES
Fortis                                               21,540                 968,063
-----------------------------------------------------------------------------------

BRAZIL (1.7%)
COMMERCIAL BANKS (0.8%)
UNIBANCO -- Uniao de Bancos Brasileiros GDR          17,595               1,707,771
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
BRAZIL (CONT.)

DIVERSIFIED TELECOMMUNICATION SERVICES (0.3%)
Tele Norte Leste Participacoes ADR                   33,630                $550,523
-----------------------------------------------------------------------------------

HOUSEHOLD DURABLES (0.3%)
Gafisa                                               44,099                 625,676
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (0.2%)
Petroleo Brasileiro ADR                               4,010                 405,932
-----------------------------------------------------------------------------------

REAL ESTATE (0.1%)
JHSF Participacoes                                   73,600(b)              302,836
-----------------------------------------------------------------------------------

CANADA (1.1%)
FOOD & STAPLES RETAILING (0.5%)
Shoppers Drug Mart                                   24,351               1,109,835
-----------------------------------------------------------------------------------

ROAD & RAIL (0.6%)
Canadian Natl Railway                                23,934               1,202,444
-----------------------------------------------------------------------------------

CHINA (1.5%)
COMMERCIAL BANKS (0.5%)
Industrial & Commercial Bank of China Series
 H                                                1,846,000(b)            1,003,124
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (0.5%)
CNOOC                                             1,355,300               1,164,131
-----------------------------------------------------------------------------------

TRANSPORTATION INFRASTRUCTURE (0.5%)
China Merchants Holdings Intl                       258,000               1,140,282
-----------------------------------------------------------------------------------

FINLAND (0.9%)
COMMUNICATIONS EQUIPMENT (0.5%)
Nokia                                                29,180(b)              736,015
Nokia ADR                                            13,540(b)              341,885
                                                                    ---------------
Total                                                                     1,077,900
-----------------------------------------------------------------------------------

PAPER & FOREST PRODUCTS (0.4%)
M-real Series B                                       8,680                  59,227
UPM-Kymmene                                          35,934                 885,509
                                                                    ---------------
Total                                                                       944,736
-----------------------------------------------------------------------------------

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 14 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

FRANCE (10.6%)
AUTOMOBILES (0.3%)
Peugeot                                               6,860                $556,537
-----------------------------------------------------------------------------------

BUILDING PRODUCTS (0.7%)
Compagnie de
 Saint-Gobain                                        13,330               1,423,219
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (1.1%)
BNP Paribas                                          10,020               1,162,300
Credit Agricole                                      28,820               1,213,458
                                                                    ---------------
Total                                                                     2,375,758
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.7%)
France Telecom                                       53,070               1,551,715
-----------------------------------------------------------------------------------

ELECTRIC UTILITIES (0.3%)
Electricite de France                                 7,325                 636,540
-----------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (1.4%)
Accor                                                34,780               3,275,651
-----------------------------------------------------------------------------------

HOUSEHOLD DURABLES (0.4%)
Thomson                                              40,260                 775,742
-----------------------------------------------------------------------------------

INSURANCE (1.3%)
AXA                                                  59,849               2,747,587
-----------------------------------------------------------------------------------

MEDIA (1.1%)
JC Decaux                                            46,176               1,433,970
Lagardere                                            11,260                 884,889
                                                                    ---------------
Total                                                                     2,318,859
-----------------------------------------------------------------------------------

MULTI-UTILITIES (1.1%)
Veolia Environnement                                 29,867               2,464,725
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (1.0%)
Total                                                30,522               2,249,781
-----------------------------------------------------------------------------------

PHARMACEUTICALS (1.2%)
Sanofi-Aventis                                       27,580               2,524,314
-----------------------------------------------------------------------------------

GERMANY (7.0%)
AIR FREIGHT & LOGISTICS (0.8%)
Deutsche Post                                        49,810               1,712,564
-----------------------------------------------------------------------------------

AUTO COMPONENTS (2.1%)
Continental                                          30,701               4,272,998
-----------------------------------------------------------------------------------

AUTOMOBILES (0.4%)
BMW                                                  12,850                 792,773
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
GERMANY (CONT.)

CAPITAL MARKETS (0.1%)
Deutsche Bank                                           840                $128,948
-----------------------------------------------------------------------------------

CHEMICALS (0.3%)
Linde                                                 6,209                 695,464
-----------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.6%)
Deutsche Telekom                                     74,550               1,364,474
-----------------------------------------------------------------------------------

ELECTRIC UTILITIES (0.5%)
E.ON                                                  7,350               1,104,380
-----------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (0.7%)
Siemens                                              12,830               1,548,533
-----------------------------------------------------------------------------------

INSURANCE (1.0%)
Allianz                                               3,590                 816,589
Hannover Rueckversicherung                            6,830(b)              346,514
Munich Re Group                                       5,540                 989,517
                                                                    ---------------
Total                                                                     2,152,620
-----------------------------------------------------------------------------------

MACHINERY (0.1%)
Heidelberger Druckmaschinen                           5,890                 277,808
-----------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (0.4%)
Adidas                                               15,600                 927,908
-----------------------------------------------------------------------------------

GREECE (0.4%)
ELECTRIC UTILITIES
Public Power                                         36,700                 961,769
-----------------------------------------------------------------------------------

HONG KONG (4.3%)
COMMERCIAL BANKS (0.3%)
BOC Hong Kong Holdings                              252,500                 619,807
-----------------------------------------------------------------------------------

ELECTRIC UTILITIES (--%)
HongKong Electric Holdings                           12,500                  62,541
-----------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (0.1%)
Johnson Electric Holdings                           495,000                 299,322
-----------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (1.3%)
Melco PBL Entertainment Macau ADR                    93,693(b)            1,632,132
Shangri-La Asia                                     444,000               1,085,753
                                                                    ---------------
Total                                                                     2,717,885
-----------------------------------------------------------------------------------

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  15

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
HONG KONG (CONT.)

INDUSTRIAL CONGLOMERATES (0.3%)
Hutchison Whampoa                                    74,500                $717,389
-----------------------------------------------------------------------------------

SPECIALTY RETAIL (0.8%)
Esprit Holdings                                     139,000               1,684,692
-----------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (1.5%)
China Mobile                                        343,000               3,089,494
-----------------------------------------------------------------------------------

INDIA (0.4%)
COMMERCIAL BANKS
ICICI Bank ADR                                       23,255                 951,595
-----------------------------------------------------------------------------------

IRELAND (0.2%)
COMMERCIAL BANKS
Bank of Ireland                                      16,378                 351,336
-----------------------------------------------------------------------------------

ISRAEL (0.3%)
PHARMACEUTICALS
Teva Pharmaceutical Inds ADR                         19,420                 743,980
-----------------------------------------------------------------------------------

ITALY (3.9%)
COMMERCIAL BANKS (2.3%)
Intesa Sanpaolo                                     460,011(b)            3,854,037
UniCredito Italiano                                 106,800               1,097,179
                                                                    ---------------
Total                                                                     4,951,216
-----------------------------------------------------------------------------------

INSURANCE (0.4%)
Unipol                                              196,500                 781,175
-----------------------------------------------------------------------------------

MEDIA (0.5%)
Mediaset                                             98,540               1,114,176
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (0.7%)
Eni                                                  26,510                 879,076
Saras                                               106,580(b)              663,962
                                                                    ---------------
Total                                                                     1,543,038
-----------------------------------------------------------------------------------

JAPAN (17.6%)
AUTO COMPONENTS (0.4%)
NOK                                                  42,500                 790,634
-----------------------------------------------------------------------------------

AUTOMOBILES (2.1%)
Nissan Motor                                        126,000               1,267,308
Toyota Motor                                         58,500               3,553,082
                                                                    ---------------
Total                                                                     4,820,390
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
JAPAN (CONT.)

BUILDING PRODUCTS (0.8%)
Daikin Inds                                          33,093              $1,118,370
JS Group                                             24,500                 553,244
                                                                    ---------------
Total                                                                     1,671,614
-----------------------------------------------------------------------------------

CAPITAL MARKETS (0.5%)
Nomura Holdings                                      55,200               1,054,894
-----------------------------------------------------------------------------------

CHEMICALS (0.5%)
Kuraray                                              42,100                 467,818
Sumitomo Chemical                                    13,000                  85,858
Teijin                                              108,600                 559,324
                                                                    ---------------
Total                                                                     1,113,000
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (3.1%)
77 Bank                                              84,400                 553,306
Mitsubishi UFJ Financial Group                          137               1,425,027
Mitsui Trust Holdings                               178,400               1,611,679
Mizuho Financial Group                                  161                 968,815
Shinsei Bank                                        117,900                 508,371
Sumitomo Mitsui Financial Group                         210               1,834,498
                                                                    ---------------
Total                                                                     6,901,696
-----------------------------------------------------------------------------------

CONSUMER FINANCE (0.5%)
Credit Saison                                        23,600                 670,962
SFCG                                                  1,810                 318,280
Takefuji                                                490                  16,468
                                                                    ---------------
Total                                                                     1,005,710
-----------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT & INSTRUMENTS (0.3%)
Nippon Electric Glass                                31,500                 539,088
-----------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (1.1%)
AEON                                                 74,100               1,355,286
Lawson                                               12,800                 472,008
Matsumotokiyoshi                                     22,531                 529,398
                                                                    ---------------
Total                                                                     2,356,692
-----------------------------------------------------------------------------------

HOUSEHOLD DURABLES (1.0%)
Funai Electric                                        2,500                 198,244
Sekisui Chemical                                    108,900                 844,913
Sekisui House                                        71,200               1,050,764
                                                                    ---------------
Total                                                                     2,093,921
-----------------------------------------------------------------------------------

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 16 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
JAPAN (CONT.)

HOUSEHOLD PRODUCTS (0.1%)
Kao                                                  11,100                $304,678
-----------------------------------------------------------------------------------

LEISURE EQUIPMENT & PRODUCTS (0.3%)
FUJIFILM Holdings                                    12,200                 502,526
Sankyo                                                2,000                  87,657
                                                                    ---------------
Total                                                                       590,183
-----------------------------------------------------------------------------------

MACHINERY (0.6%)
Hino Motors                                         153,700                 846,350
THK                                                  20,100                 489,784
                                                                    ---------------
Total                                                                     1,336,134
-----------------------------------------------------------------------------------

MEDIA (0.6%)
Dentsu                                                  418               1,190,232
-----------------------------------------------------------------------------------

OFFICE ELECTRONICS (0.6%)
Canon                                                11,006                 617,458
Ricoh                                                34,400                 754,988
                                                                    ---------------
Total                                                                     1,372,446
-----------------------------------------------------------------------------------

PAPER & FOREST PRODUCTS (0.3%)
Nippon Paper Group                                      187                 632,794
-----------------------------------------------------------------------------------

PHARMACEUTICALS (1.3%)
Astellas Pharma                                      13,900                 608,025
Chugai Pharmaceutical                                90,800               2,315,236
                                                                    ---------------
Total                                                                     2,923,261
-----------------------------------------------------------------------------------

ROAD & RAIL (0.6%)
Nippon Express                                      202,600               1,254,113
-----------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (1.1%)
Advantest                                            17,900                 792,223
Rohm                                                 16,600               1,499,283
                                                                    ---------------
Total                                                                     2,291,506
-----------------------------------------------------------------------------------

SPECIALTY RETAIL (0.7%)
Yamada Denki                                         15,300               1,413,649
-----------------------------------------------------------------------------------

TRADING COMPANIES & DISTRIBUTORS (1.1%)
Marubeni                                            270,000               1,621,183
Mitsubishi                                           35,000                 746,040
                                                                    ---------------
Total                                                                     2,367,223
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)

MEXICO (3.0%)
BEVERAGES (0.8%)
Coca-Cola Femsa ADR                                  12,450                $484,181
Fomento Economico Mexicano ADR                       10,698               1,152,067
                                                                    ---------------
Total                                                                     1,636,248
-----------------------------------------------------------------------------------

CONSTRUCTION MATERIALS (0.5%)
CEMEX ADR                                            31,192(b)            1,013,740
-----------------------------------------------------------------------------------

MEDIA (0.9%)
Grupo Televisa ADR                                   68,325               1,916,516
-----------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (0.8%)
America Movil ADR Series L                           37,011               1,944,188
-----------------------------------------------------------------------------------

NETHERLANDS (1.8%)
COMMERCIAL SERVICES & SUPPLIES (0.2%)
Vedior                                               18,650                 495,308
-----------------------------------------------------------------------------------

HOUSEHOLD DURABLES (0.3%)
Koninklijke Philips Electronics                      14,140                 580,613
-----------------------------------------------------------------------------------

INSURANCE (0.4%)
Aegon                                                44,717                 922,823
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (0.9%)
Royal Dutch Shell Series A                           52,341               1,817,600
-----------------------------------------------------------------------------------

SINGAPORE (1.5%)
COMMERCIAL BANKS (0.7%)
DBS Group Holdings                                   81,020               1,124,285
United Overseas Bank                                 32,700                 457,203
                                                                    ---------------
Total                                                                     1,581,488
-----------------------------------------------------------------------------------

REAL ESTATE MANAGEMENT & DEVELOPMENT (0.8%)
CapitaLand                                          293,000               1,620,919
-----------------------------------------------------------------------------------

SOUTH AFRICA (0.3%)
COMMERCIAL BANKS
Nedbank Group                                        27,545                 587,029
-----------------------------------------------------------------------------------

SOUTH KOREA (1.4%)
DIVERSIFIED TELECOMMUNICATION SERVICES (0.3%)
KT ADR                                               23,980                 543,387
-----------------------------------------------------------------------------------

ELECTRIC UTILITIES (0.2%)
Korea Electric Power ADR                             20,880                 431,798
-----------------------------------------------------------------------------------

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  17

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
SOUTH KOREA (CONT.)

HOUSEHOLD DURABLES (0.2%)
LG Electronics                                        5,380                $359,168
-----------------------------------------------------------------------------------

METALS & MINING (0.2%)
POSCO                                                 1,260                 528,915
-----------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (0.3%)
Samsung Electronics                                     921                 563,791
-----------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (0.2%)
SK Telecom ADR                                       22,800                 566,124
-----------------------------------------------------------------------------------

SPAIN (0.7%)
COMMERCIAL BANKS (0.4%)
Banco Santander Central Hispano                      42,690                 768,324
-----------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (0.3%)
Repsol YPF                                           23,690                 780,397
-----------------------------------------------------------------------------------

SWEDEN (0.6%)
COMMUNICATIONS EQUIPMENT (0.2%)
Telefonaktiebolaget LM Ericsson ADR                   2,710                 103,441
Telefonaktiebolaget LM Ericsson Series B             89,500                 342,043
                                                                    ---------------
Total                                                                       445,484
-----------------------------------------------------------------------------------

MACHINERY (0.3%)
Volvo Series B                                       34,240                 672,124
Volvo Series B                                        6,848(b)               25,556
                                                                    ---------------
Total                                                                       697,680
-----------------------------------------------------------------------------------

PAPER & FOREST PRODUCTS (0.1%)
Svenska Cellulosa Series B                            2,440                 125,511
-----------------------------------------------------------------------------------

SWITZERLAND (11.3%)
BIOTECHNOLOGY (0.3%)
Actelion                                              2,447(b)              581,389
-----------------------------------------------------------------------------------

CAPITAL MARKETS (1.9%)
UBS                                                  61,906               4,023,371
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
SWITZERLAND (CONT.)

CHEMICALS (2.8%)
Ciba Specialty Chemicals                             19,347              $1,278,297
Clariant                                             24,870(b)              411,230
Lonza Group                                          22,777               2,225,983
Syngenta                                             11,494(b)            2,283,389
                                                                    ---------------
Total                                                                     6,198,899
-----------------------------------------------------------------------------------

CONSTRUCTION MATERIALS (1.2%)
Holcim                                               24,691               2,645,018
-----------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (0.6%)
ABB                                                  61,814               1,235,263
-----------------------------------------------------------------------------------

FOOD PRODUCTS (1.3%)
Nestle                                                7,033               2,784,258
-----------------------------------------------------------------------------------

INSURANCE (1.0%)
Swiss Reinsurance                                    22,854               2,148,364
-----------------------------------------------------------------------------------

PHARMACEUTICALS (2.2%)
Novartis                                             41,130               2,389,576
Roche Holding                                        12,992               2,446,587
                                                                    ---------------
Total                                                                     4,836,163
-----------------------------------------------------------------------------------

TAIWAN (0.3%)
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT
United Microelectronics ADR                         183,525                 601,962
-----------------------------------------------------------------------------------

UNITED KINGDOM (18.6%)
AEROSPACE & DEFENSE (1.2%)
BAE Systems                                         286,341               2,595,559
-----------------------------------------------------------------------------------

BEVERAGES (1.0%)
Diageo                                               51,550               1,086,626
SABMiller                                            46,890               1,108,350
                                                                    ---------------
Total                                                                     2,194,976
-----------------------------------------------------------------------------------

CAPITAL MARKETS (1.0%)
Man Group                                           189,896               2,126,168
-----------------------------------------------------------------------------------

COMMERCIAL BANKS (2.4%)
HBOS                                                 38,606                 828,437
HSBC Holdings                                       130,857               2,414,351
Royal Bank of Scotland Group                         45,873               1,756,350
                                                                    ---------------
Total                                                                     4,999,138
-----------------------------------------------------------------------------------

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 18 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
UNITED KINGDOM (CONT.)

COMMERCIAL SERVICES & SUPPLIES (0.6%)
Rentokil Initial                                    378,110              $1,303,125
-----------------------------------------------------------------------------------

CONTAINERS & PACKAGING (0.2%)
Rexam                                                45,800                 479,410
-----------------------------------------------------------------------------------

ELECTRIC UTILITIES (0.2%)
British Energy Group                                 49,419(b)              508,918
-----------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (2.0%)
Tesco                                               479,024               4,404,799
-----------------------------------------------------------------------------------

FOOD PRODUCTS (1.1%)
Unilever                                             77,103               2,412,210
-----------------------------------------------------------------------------------

HOUSEHOLD PRODUCTS (0.6%)
Reckitt Benckiser                                    23,524               1,286,863
-----------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (0.3%)
Smiths Group                                         32,210                 694,516
-----------------------------------------------------------------------------------

INSURANCE (1.0%)
Friends Provident                                   268,490               1,010,842
Old Mutual                                          313,830               1,113,735
                                                                    ---------------
Total                                                                     2,124,577
-----------------------------------------------------------------------------------

MEDIA (1.6%)
British Sky Broadcasting Group ADR                  146,901               1,682,462
Reed Elsevier                                        84,470               1,069,598
Trinity Mirror                                       61,020                 649,513
                                                                    ---------------
Total                                                                     3,401,573
-----------------------------------------------------------------------------------

METALS & MINING (1.1%)
BHP Billiton                                         34,100                 761,910
Rio Tinto                                            26,325               1,599,572
                                                                    ---------------
Total                                                                     2,361,482
-----------------------------------------------------------------------------------

MULTILINE RETAIL (0.3%)
Debenhams                                           196,530                 565,187
-----------------------------------------------------------------------------------

MULTI-UTILITIES (0.3%)
Centrica                                             73,170                 563,794
-----------------------------------------------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                            SHARES                   VALUE(A)
UNITED KINGDOM (CONT.)

OIL, GAS & CONSUMABLE FUELS (1.1%)
BP                                                  207,927              $2,332,560
-----------------------------------------------------------------------------------

PHARMACEUTICALS (1.1%)
GlaxoSmithKline                                      84,145               2,426,919
-----------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (0.7%)
Northern Rock                                        70,320               1,503,637
-----------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (0.8%)
Vodafone Group                                      584,840               1,663,778
-----------------------------------------------------------------------------------

UNITED STATES (1.0%)
ENERGY EQUIPMENT & SERVICES
Schlumberger                                         28,803               2,126,525
-----------------------------------------------------------------------------------

TOTAL COMMON STOCKS
(Cost: $177,794,410)                                                   $208,896,469
-----------------------------------------------------------------------------------

PREFERRED STOCKS (0.2%)(c)
ISSUER                                            SHARES                   VALUE(A)

GERMANY
Henkel                                                2,420                $380,435
-----------------------------------------------------------------------------------

TOTAL PREFERRED STOCKS
(Cost: $345,825)                                                           $380,435
-----------------------------------------------------------------------------------

MONEY MARKET FUND (1.5%)
                                                  SHARES                   VALUE(A)
RiverSource Short-Term Cash Fund                  3,243,442(d)           $3,243,442
-----------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $3,243,442)                                                       $3,243,442
-----------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $181,383,677)(e)                                                $212,520,346
===================================================================================

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c)  Foreign security values are stated in U.S. dollars.

(d)  Affiliated Money Market Fund -- See Note 6 to the financial statements.

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  19

(e) At April 30, 2007, the cost of securities for federal income tax purposes was approximately $181,384,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                            $33,613,000
Unrealized depreciation                                             (2,477,000)
------------------------------------------------------------------------------
Net unrealized appreciation                                        $31,136,000
------------------------------------------------------------------------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS
(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

 20 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
APRIL 30, 2007 (UNAUDITED)

ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers (identified cost $178,140,235)               $209,276,904
   Affiliated money market fund (identified cost $3,243,442)
      (Note 6)                                                          3,243,442
---------------------------------------------------------------------------------
Total investments in securities (identified cost
   $181,383,677)                                                      212,520,346
Foreign currency holdings (identified cost $1,283,850) (Note
   1)                                                                   1,287,115
Capital shares receivable                                                  29,110
Dividends and accrued interest receivable                                 844,006
Receivable for investment securities sold                               1,966,692
Unrealized appreciation on foreign currency contracts held,
   at value (Note 5)                                                          838
---------------------------------------------------------------------------------
Total assets                                                          216,648,107
---------------------------------------------------------------------------------
LIABILITIES
Disbursements in excess of cash on demand deposit                          12,460
Capital shares payable                                                     49,082
Payable for investment securities purchased                             1,035,740
Unrealized depreciation on foreign currency contracts held,
   at value (Note 5)                                                          288
Accrued investment management services fee                                 17,318
Accrued distribution fee                                                    4,514
Accrued transfer agency fee                                                 1,482
Accrued administrative services fee                                         1,428
Accrued plan administration services fee                                        2
Other accrued expenses                                                     74,717
---------------------------------------------------------------------------------
Total liabilities                                                       1,197,031
---------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                   $215,451,076
=================================================================================

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  21

APRIL 30, 2007 (UNAUDITED)

REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                             $    272,085
Additional paid-in capital                                            169,021,796
Excess of distributions over net investment income                         (5,396)
Accumulated net realized gain (loss)                                   15,011,800
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign
   currencies (Note 5)                                                 31,150,791
---------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
   capital stock                                                     $215,451,076
=================================================================================

Net assets applicable to outstanding
   shares:                                   Class A                          $105,284,636
                                             Class B                          $ 26,309,730
                                             Class C                          $  1,814,967
                                             Class I                          $ 81,963,771
                                             Class R4                         $     77,972
Net asset value per share of outstanding
   capital stock:                            Class A shares     13,292,238    $       7.92
                                             Class B shares      3,368,851    $       7.81
                                             Class C shares        232,389    $       7.81
                                             Class I shares     10,305,183    $       7.95
                                             Class R4 shares         9,850    $       7.92
------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

 22 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

STATEMENT OF OPERATIONS
SIX MONTHS ENDED APRIL 30, 2007 (UNAUDITED)

INVESTMENT INCOME
Income:
Dividends                                                       $ 1,861,589
Interest                                                            278,809
Income distributions from affiliated money market fund (Note
   6)                                                                92,713
   Less foreign taxes withheld                                     (220,876)
---------------------------------------------------------------------------
Total income                                                      2,012,235
---------------------------------------------------------------------------
Expenses (Note 2):
Investment management services fee                                  922,505
Distribution fee
   Class A                                                          128,114
   Class B                                                          130,011
   Class C                                                            8,915
Transfer agency fee
   Class A                                                          105,556
   Class B                                                           28,599
   Class C                                                            1,922
   Class R4                                                              79
Service fee -- Class R4                                                  24
Administrative services fees and expenses                            81,825
Plan administration services fee -- Class R4                            175
Compensation of board members                                         1,929
Custodian fees                                                       94,536
Printing and postage                                                 24,142
Registration fees                                                    13,639
Professional fees                                                    11,613
Other                                                                 6,506
---------------------------------------------------------------------------
Total expenses                                                    1,560,090
   Expenses waived/reimbursed by the Investment Manager and
      its affiliates (Note 2)                                       (35,567)
---------------------------------------------------------------------------
                                                                  1,524,523
   Earnings and bank fee credits on cash balances (Note 2)           (2,947)
---------------------------------------------------------------------------
Total net expenses                                                1,521,576
---------------------------------------------------------------------------
Investment income (loss) -- net                                     490,659
---------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                                15,799,850
   Foreign currency transactions                                     55,207
---------------------------------------------------------------------------
Net realized gain (loss) on investments                          15,855,057
Net change in unrealized appreciation (depreciation) on
   investments
   and on translation of assets and liabilities in foreign
   currencies                                                     6,178,212
---------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies            22,033,269
---------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                   $22,523,928
===========================================================================

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  23

STATEMENTS OF CHANGES IN NET ASSETS

                                                         APRIL 30, 2007     OCT. 31, 2006
                                                        SIX MONTHS ENDED     YEAR ENDED
                                                          (UNAUDITED)
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                           $    490,659      $  1,285,814
Net realized gain (loss) on investments                     15,855,057        32,235,981
Net change in unrealized appreciation (depreciation)
   on investments and on translation of assets and
   liabilities in foreign currencies                         6,178,212         9,190,596
-----------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                               22,523,928        42,712,391
-----------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income
      Class A                                               (1,289,426)         (753,806)
      Class B                                                 (122,994)          (25,488)
      Class C                                                  (10,487)             (721)
      Class I                                               (1,197,175)         (647,101)
      Class R4                                                  (3,247)           (1,400)
   Net realized gain
      Class A                                              (15,558,512)       (7,774,435)
      Class B                                               (4,024,862)       (2,150,509)
      Class C                                                 (281,205)         (124,742)
      Class I                                              (10,948,558)       (4,219,032)
      Class R4                                                 (34,255)          (10,738)
-----------------------------------------------------------------------------------------
Total distributions                                        (33,470,721)      (15,707,972)
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 24 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

                                                         APRIL 30, 2007     OCT. 31, 2006
                                                        SIX MONTHS ENDED     YEAR ENDED
                                                          (UNAUDITED)
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales
   Class A shares (Note 2)                                $  8,526,439      $ 22,068,658
   Class B shares                                            1,960,044         5,442,646
   Class C shares                                              143,482           391,948
   Class I shares                                            7,005,290        21,631,905
   Class R4 shares                                              24,670           102,976
Reinvestment of distributions at net asset value
   Class A shares                                           16,628,150         7,613,975
   Class B shares                                            4,103,215         2,153,921
   Class C shares                                              281,745           121,098
   Class I shares                                           12,143,628         4,865,078
   Class R4 shares                                              34,585            10,687
Payments for redemptions
   Class A shares                                          (13,705,867)      (35,580,645)
   Class B shares (Note 2)                                  (3,799,862)       (9,742,706)
   Class C shares (Note 2)                                    (261,663)         (447,625)
   Class I shares                                           (1,745,895)      (12,368,616)
   Class R4 shares                                            (172,530)          (23,501)
-----------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
   transactions                                             31,165,431         6,239,799
-----------------------------------------------------------------------------------------
Total increase (decrease) in net assets                     20,218,638        33,244,218
Net assets at beginning of period                          195,232,438       161,988,220
-----------------------------------------------------------------------------------------
Net assets at end of period                               $215,451,076      $195,232,438
=========================================================================================
Undistributed (excess of distributions over) net
   investment income                                      $     (5,396)     $  2,127,274
-----------------------------------------------------------------------------------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  25

NOTES TO FINANCIAL STATEMENTS

(Unaudited as to April 30, 2007)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of RiverSource International Managers Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource International Managers Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board. The Fund invests primarily in equity securities of foreign issuers.

The Fund offers Class A, Class B, Class C, Class I and Class R4 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares have no sales charge and are offered only to qualifying institutional investors.

Effective Dec. 11, 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement.

At April 30, 2007, Ameriprise Financial, Inc. (Ameriprise Financial) and the affiliated funds-of-funds owned 100% of Class I shares.

At April 30, 2007, Ameriprise Financial and the affiliated funds-of-funds owned approximately 38% of the total outstanding Fund shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

--------------------------------------------------------------------------------

 26 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board of Directors of the funds generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign equities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time. Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial will fair value foreign equity securities pursuant to procedures adopted by the Board of Directors of the funds, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  27

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

FOREIGN CURRENCY TRANSLATIONS AND FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. At April 30, 2007, foreign currency holdings consisted of multiple denominations.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

--------------------------------------------------------------------------------

 28 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

RECENT ACCOUNTING PRONOUNCEMENTS

On Sept. 20, 2006, the Financial Accounting Standards Board (FASB) released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of SFAS 157 is required for fiscal years beginning after Nov. 15, 2007 and interim periods within those fiscal years. The impact of SFAS 157 on the Fund's financial statements is being evaluated.

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  29

In June 2006, the FASB issued FASB Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after Dec. 15, 2006. Tax positions of the Fund are being evaluated to determine the impact, if any, to the Fund. The adoption of FIN 48 is not anticipated to have a material impact on the Fund.

DIVIDENDS TO SHAREHOLDERS

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, RiverSource Investments, LLC (the Investment Manager) determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.97% to 0.845% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of the Fund to the Lipper International Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the fee by $69,625 for the six months ended April 30, 2007.

The Investment Manager has Subadvisory Agreements with The Boston Company Asset Management, LLC and Marsico Capital Management, LLC. New investments in the Fund, net of any redemptions, are allocated in accordance with the Investment Manager's determination of the allocation that is in the best interests of the Fund's shareholders. Each subadviser's proportionate share of investments in the Fund will vary due to market fluctuations.

--------------------------------------------------------------------------------

 30 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.08% to 0.05% annually as the Fund's assets increase.

Other expenses in the amount of $1,300 are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board.

Compensation of Board members includes, for the former Board Chair, compensation as well as retirement benefits. Certain other aspects of the former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Professional fees include fees paid by the Fund for legal services and independent auditor services.

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

-  Class A $19.50

-  Class B $20.50

-  Class C $20.00

Effective Dec. 11, 2006, as part of the Board's approval to rename Class Y as Class R4, the fee structure under the Transfer Agency Agreement was revised from an account-based fee for Class Y to an asset-based fee for Class R4. The Fund pays the Transfer Agent an annual asset-based fee of 0.05% of the Fund's average daily net assets attributable to Class R4 shares. Prior to Dec. 11, 2006, the Fund paid the Transfer Agent an annual account-based fee of $17.50 per shareholder account.

Prior to Dec. 11, 2006, Class I paid a transfer agency fee at an annual rate per shareholder account of $1. This amount is included in the transfer agency fee on the statement of operations. Effective Dec. 11, 2006, this fee was eliminated.

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  31

The Transfer Agent charges an annual closed account fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the statement of operations.

The Fund has agreements with American Financial Services, Inc. and RiverSource Distributors, Inc. (collectively, the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares.

Beginning Dec. 11, 2006, a new Plan Administration Services Agreement was adopted for the restructured Class R4. The fee is calculated at a rate of 0.25% of the Fund's average daily net assets attributable to Class R4 shares.

Prior to Dec. 11, 2006, under a Shareholder Service Agreement, the Fund paid the Distributor a fee for service provided to shareholders by the Distributor and other servicing agents with respect to Class Y shares. The fee was calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares. Effective Dec. 11, 2006, this agreement was terminated.

Sales charges received by the Distributor for distributing Fund shares were $121,906 for Class A, $11,511 for Class B and $285 for Class C for the six months ended April 30, 2007.

In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

For the six months ended April 30, 2007, the Investment Manager and its affiliates waived certain fees and expenses (excluding fees and expenses of acquired funds), such that net expenses were 1.53% for Class A, 2.30% for Class B, 2.30% for Class C and 1.37% for Class R4. Of these waived fees and expenses, the transfer agency fees waived for Class A, Class B, Class C and Class R4 were $27,970, $7,062, $481 and $54, respectively. In addition, the Investment Manager and its affiliates have agreed to waive certain fees and expenses until Oct. 31, 2007, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.60% for Class A, 2.37% for Class B, 2.37% for Class C, 1.25% for Class I and 1.43% for Class R4 of the Fund's average daily net assets.

--------------------------------------------------------------------------------

 32 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

During the six months ended April 30, 2007, the Fund's custodian and transfer agency fees were reduced by $2,947 as a result of earnings and bank fee credits from overnight cash balances. The Fund also pays custodian fees to Ameriprise Trust Company, an affiliate of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $91,366,779 and $95,283,564, respectively, for the six months ended April 30, 2007. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

                                        SIX MONTHS ENDED APRIL 30, 2007
                            CLASS A      CLASS B     CLASS C    CLASS I     CLASS R4*
-------------------------------------------------------------------------------------
Sold                        1,078,933      250,550    18,115      883,090       3,195
Issued for reinvested
 distributions              2,223,014      555,239    38,125    1,619,150       4,630
Redeemed                   (1,749,220)    (489,625)  (33,904)    (227,681)    (22,565)
-------------------------------------------------------------------------------------
Net increase (decrease)     1,552,727      316,164    22,336    2,274,559     (14,740)
-------------------------------------------------------------------------------------

                                            YEAR ENDED OCT. 31, 2006
                            CLASS A      CLASS B     CLASS C    CLASS I     CLASS R4*
-------------------------------------------------------------------------------------
Sold                        2,810,800      702,782    49,785    2,717,056      13,168
Issued for reinvested
 distributions              1,040,171      297,084    16,703      663,721       1,462
Redeemed                   (4,532,570)  (1,265,856)  (57,499)  (1,473,794)     (2,848)
-------------------------------------------------------------------------------------
Net increase (decrease)      (681,599)    (265,990)    8,989    1,906,983      11,782
-------------------------------------------------------------------------------------

 *   Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  33

5. FORWARD FOREIGN CURRENCY CONTRACTS

At April 30, 2007, the Fund has forward foreign currency exchange contracts that obligate it to deliver currencies at specified future dates. The unrealized appreciation and/or depreciation on these contracts are included in the accompanying financial statements. See "Summary of significant accounting policies." The terms of the open contracts are as follows:

                         CURRENCY TO          CURRENCY TO           UNREALIZED      UNREALIZED
EXCHANGE DATE            BE DELIVERED         BE RECEIVED          APPRECIATION    DEPRECIATION
-----------------------------------------------------------------------------------------------
May 1, 2007                    60,524                    30,405        $273            $ --
                          U.S. Dollar             British Pound
May 2, 2007                25,102,890                   210,568         485              --
                         Japanese Yen               U.S. Dollar
May 2, 2007                29,000,000                   242,455          --             244
                         Japanese Yen               U.S. Dollar
May 2, 2007                    38,437                    19,258          71              --
                          U.S. Dollar             British Pound
May 2, 2007                     2,149                     1,580           8              --
                          U.S. Dollar    European Monetary Unit
May 2, 2007                    41,369                    49,944          --              14
                          U.S. Dollar               Swiss Franc
May 2, 2007                    88,467                   106,805          --              30
                          U.S. Dollar               Swiss Franc
May 7, 2007                 4,377,242                    36,659           1              --
                         Japanese Yen               U.S. Dollar
-----------------------------------------------------------------------------------------------
Total                                                                  $838            $288
-----------------------------------------------------------------------------------------------

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments.

--------------------------------------------------------------------------------

 34 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

7. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other RiverSource funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. The Fund had no borrowings under the facility outstanding during the six months ended April 30, 2007.

8. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007.

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  35

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), the parent company of RiverSource Investments, LLC (RiverSource Investments), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. In connection with these matters, the SEC and MDOC issued orders (the Orders) alleging that AEFC violated certain provisions of the federal and Minnesota securities laws by failing to adequately disclose market timing activities by allowing certain identified market timers to continue to market time contrary to disclosures in mutual fund and variable annuity product prospectuses. The Orders also alleged that AEFC failed to implement procedures to detect and prevent market timing in 401(k) plans for employees of AEFC and related companies and failed to adequately disclose that there were no such procedures. Pursuant to the MDOC Order, the MDOC also alleged that AEFC allowed inappropriate market timing to occur by failing to have written policies and procedures and failing to properly supervise its employees.

As a result of the Orders, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. Pursuant to the terms of the Orders, AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to make presentations at least annually to its board of directors and the relevant mutual funds' board that include an overview of policies and procedures to prevent market timing, material changes to these policies and procedures and whether disclosures related to market timing are consistent with the SEC order and federal securities laws. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. In addition, AEFC agreed to complete and submit to the MDOC a compliance review of its procedures regarding market timing within one year of the MDOC Order, including a summary of actions taken to ensure compliance with applicable laws and regulations and certification by a senior officer regarding compliance and supervisory procedures.

Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

--------------------------------------------------------------------------------

 36 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  37

9. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED OCT. 31,          2007(H)            2006           2005           2004           2003
Net asset value, beginning of period     $8.47          $7.34          $7.03          $6.34          $5.20
----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               .02            .05            .04            .05            .02
Net gains (losses) (both realized
 and unrealized)                           .87           1.78           1.01            .90           1.13
----------------------------------------------------------------------------------------------------------
Total from investment operations           .89           1.83           1.05            .95           1.15
----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income      (.11)          (.06)          (.09)          (.09)          (.01)
Distributions from realized gains        (1.33)          (.64)          (.65)          (.17)            --
----------------------------------------------------------------------------------------------------------
Total distributions                      (1.44)          (.70)          (.74)          (.26)          (.01)
----------------------------------------------------------------------------------------------------------
Net asset value, end of period           $7.92          $8.47          $7.34          $7.03          $6.34
----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                $105            $99            $91            $98            $63
----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(b),(c)                       1.53%(d),(e)     1.65%(d)     1.63%(d)       1.73%          1.74%(d)
----------------------------------------------------------------------------------------------------------
Ratio of net investment income
 (loss) to average daily net assets       .43%(e)        .68%           .59%           .51%           .73%
----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         45%            89%           110%           111%            58%
----------------------------------------------------------------------------------------------------------
Total return(f)                         11.54%(g)      26.50%         15.65%         15.39%         22.26%
----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(c) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class A would have been 1.59% for the six months ended April 30, 2007 and 1.69%, 1.64% and 2.21% for the years ended Oct. 31, 2006, 2005 and 2003, respectively.
(e)  Adjusted to an annual basis.
(f)  Total return does not reflect payment of a sales charge.
(g)  Not annualized.
(h)  Six months ended April 30, 2007 (Unaudited).

--------------------------------------------------------------------------------

 38 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED OCT. 31,         2007(H)            2006           2005           2004           2003
Net asset value, beginning of
 period                                 $8.33          $7.24          $6.94          $6.29          $5.20
---------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net gains (losses) (both realized
 and unrealized)                          .85           1.74            .98            .89           1.10
---------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment
 income                                  (.04)          (.01)          (.03)          (.07)          (.01)
Distributions from realized gains       (1.33)          (.64)          (.65)          (.17)            --
---------------------------------------------------------------------------------------------------------
Total distributions                     (1.37)          (.65)          (.68)          (.24)          (.01)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period          $7.81          $8.33          $7.24          $6.94          $6.29
---------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                $26            $25            $24            $22            $13
---------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(b),(c)                      2.30%(d),(e)     2.43%(d)     2.41%(d)       2.51%          2.52%(d)
---------------------------------------------------------------------------------------------------------
Ratio of net investment income
 (loss) to average daily net assets     (.35%)(e)      (.07%)         (.18%)         (.22%)          .04%
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)        45%            89%           110%           111%            58%
---------------------------------------------------------------------------------------------------------
Total return(f)                        11.18%(g)      25.37%         14.86%         14.41%         21.23%
---------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(c) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class B would have been 2.35% for the six months ended April 30, 2007 and 2.46%, 2.42% and 2.98% for the years ended Oct. 31, 2006, 2005 and 2003, respectively.
(e)  Adjusted to an annual basis.
(f)  Total return does not reflect payment of a sales charge.
(g)  Not annualized.
(h)  Six months ended April 30, 2007 (Unaudited).

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  39

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED OCT. 31,         2007(H)         2006           2005           2004           2003
Net asset value, beginning of
 period                                 $8.34          $7.24          $6.95          $6.29          $5.20
---------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net gains (losses) (both realized
 and unrealized)                          .85           1.75            .97            .89           1.10
---------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment
 income                                  (.05)          (.01)          (.03)          (.06)          (.01)
Distributions from realized gains       (1.33)          (.64)          (.65)          (.17)            --
---------------------------------------------------------------------------------------------------------
Total distributions                     (1.38)          (.65)          (.68)          (.23)          (.01)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period          $7.81          $8.34          $7.24          $6.95          $6.29
---------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $2             $2             $1             $2             $1
---------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(b),(c)                      2.29%(d),(e)     2.43%(d)     2.41%(d)       2.51%          2.52%(d)
---------------------------------------------------------------------------------------------------------
Ratio of net investment income
 (loss) to average daily net assets     (.34%)(e)      (.08%)         (.21%)         (.24%)         (.01%)
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)        45%            89%           110%           111%            58%
---------------------------------------------------------------------------------------------------------
Total return(f)                        11.16%(g)      25.46%         14.67%         14.54%         21.23%
---------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(c) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class C would have been 2.35% for the six months end April 30, 2007 and 2.46%, 2.42% and 2.98% the years ended Oct. 31, 2006, 2005 and 2003, respectively.
(e)  Adjusted to an annual basis.
(f)  Total return does not reflect payment of a sales charge.
(g)  Not annualized.
(h)  Six months ended April 30, 2007 (Unaudited).

--------------------------------------------------------------------------------

 40 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED OCT. 31,         2007(H)            2006           2005        2004(B)
Net asset value, beginning of
 period                                 $8.52          $7.38          $7.06          $6.91
---------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)              .02            .07            .06             --
Net gains (losses) (both realized
 and unrealized)                          .89           1.81           1.02            .15
---------------------------------------------------------------------------------------------------------
Total from investment operations          .91           1.88           1.08            .15
---------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment
 income                                  (.15)          (.10)          (.11)            --
Distributions from realized gains       (1.33)          (.64)          (.65)            --
---------------------------------------------------------------------------------------------------------
Total distributions                     (1.48)          (.74)          (.76)            --
---------------------------------------------------------------------------------------------------------
Net asset value, end of period          $7.95          $8.52          $7.38          $7.06
---------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                $82            $68            $45            $22
---------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(c),(d)                      1.13%(e)       1.23%          1.19%          1.29%(e)
---------------------------------------------------------------------------------------------------------
Ratio of net investment income
 (loss) to average daily net assets      .87%(e)       1.12%           .96%           .78%(e)
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)        45%            89%           110%           111%
---------------------------------------------------------------------------------------------------------
Total return(f)                        11.70%(g)      27.11%         16.17%          2.17%(g)
---------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to Oct. 31, 2004.
(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e)  Adjusted to an annual basis.
(f)  Total return does not reflect payment of a sales charge.
(g)  Not annualized.
(h)  Six months ended April 30, 2007 (Unaudited).

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  41

CLASS R4*

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED OCT. 31,         2007(H)            2006           2005           2004           2003
Net asset value, beginning of
 period                                 $8.48          $7.36          $7.05          $6.35          $5.20
---------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)              .02            .07            .05            .06            .03
Net gains (losses) (both realized
 and unrealized)                          .88           1.78           1.01            .91           1.13
---------------------------------------------------------------------------------------------------------
Total from investment operations          .90           1.85           1.06            .97           1.16
---------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment
 income                                  (.13)          (.09)          (.10)          (.10)          (.01)
Distributions from realized gains       (1.33)          (.64)          (.65)          (.17)            --
---------------------------------------------------------------------------------------------------------
Total distributions                     (1.46)          (.73)          (.75)          (.27)          (.01)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period          $7.92          $8.48          $7.36          $7.05          $6.35
---------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                $--            $--            $--            $--            $--
---------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(b),(c)                      1.37%(d),(e)     1.48%(d)     1.46%(d)       1.57%          1.57%(d)
---------------------------------------------------------------------------------------------------------
Ratio of net investment income
 (loss) to average daily net assets      .29%(e)        .96%           .74%           .37%           .86%
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)        45%            89%           110%           111%            58%
---------------------------------------------------------------------------------------------------------
Total return(f)                        11.63%(g)      26.66%         15.86%         15.63%         22.48%
---------------------------------------------------------------------------------------------------------

 *   Effective Dec. 11, 2006, Class Y was renamed Class R4.
(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Expense ratio is based on total expenses of the Fund before reduction of earnings credits and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.
(c) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(d) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class R4 would have been 1.42% for the six months ended April 30, 2007 and 1.51%, 1.47% and 2.04% for the years ended Oct. 31, 2006, 2005 and 2003, respectively.
(e)  Adjusted to an annual basis.
(f)  Total return does not reflect payment of a sales charge.
(g)  Not annualized.
(h)  Six months ended April 30, 2007 (Unaudited).

--------------------------------------------------------------------------------

 42 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

APPROVAL OF INVESTMENT MANAGEMENT SERVICES AGREEMENT

RiverSource Investments, LLC ("RiverSource"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement"), RiverSource provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds"). In addition, under the subadvisory agreements between RiverSource and each subadviser (collectively, the "Subadvisers") (the "Subadvisory Agreements"), the Subadvisers perform portfolio management and related services for the Fund. The Fund's Board of Directors (the "Board") and the Board's Investment Review and Contracts Committees monitor these services throughout the year.

On an annual basis, the Board, including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement and the Subadvisory Agreements (together, the "Advisory Agreements"). RiverSource prepares detailed reports for the Board and its Contracts Committee in March and April, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource addressing the services RiverSource provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the Advisory Agreements. At the April 11-12, 2007 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the Advisory Agreements.

--------------------------------------------------------------------------------

             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  43

Nature, Extent and Quality of Services Provided by RiverSource and the
Subadvisers: The Board analyzed various reports and presentations they had received detailing the services performed by RiverSource and the Subadvisers, as well as their expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource, including, in particular, the growing strength and capabilities of many RiverSource offices and the increased investment and resources dedicated to the Fund's operations, particularly in the areas of trading systems, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource, the Board considered the quality of the administrative, custody and transfer agency services provided by RiverSource affiliates to the Fund. The Board also reviewed the financial condition of RiverSource and each Subadviser, and each entity's ability to carry out its responsibilities under the Advisory Agreements. The Board also discussed the acceptability of the terms of the Advisory Agreements (including the relatively broad scope of services required to be performed by RiverSource and each Subadviser). The Board concluded that the services being performed under the Advisory Agreements were of a reasonably high quality.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board determined that RiverSource and each of the Subadvisers were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the Advisory Agreements, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2005. The Board observed that the Fund's investment performance was appropriate in light of the particular management style and market conditions involved. Additionally, the Board reviewed the performance of the Subadvisers and the overall "subadvised" strategy. They noted, in particular, management's ongoing oversight and monitoring of each Subadviser's investment process and performance.

--------------------------------------------------------------------------------

 44 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource and its Affiliates from their Relationships with the Fund: The Board reviewed comparative fees and the costs of services to be provided under the Advisory Agreements. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource's profitability. The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). Although the Fund's expense ratio was higher than the median ratio, the Board was satisfied with the consistent and rational fee schedule applicable to all Funds, including the Fund. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

The Board also considered the expected profitability of RiverSource and its affiliates in connection with RiverSource providing investment management services to the Fund. In this regard, they referred to a detailed profitability report, discussing the profitability to RiverSource and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the last three years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees and subadvisory fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 12, 2007, the Board, including all of the Independent Directors, approved the renewal of the Advisory Agreements.

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             RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT  45

PROXY VOTING

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

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 46 RIVERSOURCE INTERNATIONAL EQUITY FUND -- 2007 SEMIANNUAL REPORT
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THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED
PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

GROWTH FUNDS
RiverSource Growth Fund
RiverSource Fundamental Growth Fund
RiverSource Disciplined Large Cap
   Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Aggressive Growth Fund
RiverSource Small Cap Growth Fund
Sector: RiverSource Global
   Technology Fund
BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Large Cap Equity Fund
RiverSource S&P 500 Index Fund
RiverSource Disciplined Small and
   Mid Cap Equity Fund
RiverSource Small Cap Advantage
   Fund
RiverSource Small Company Index
   Fund
RiverSource Small Cap Equity Fund
Sector: RiverSource Precious Metals
   and Mining Fund
VALUE FUNDS
RiverSource Dividend Opportunity
   Fund
RiverSource Value Fund
RiverSource Fundamental Value Fund
RiverSource Equity Value Fund
RiverSource Large Cap Value Fund
RiverSource Diversified Equity
   Income Fund
RiverSource Select Value Fund
RiverSource Mid Cap Value Fund
RiverSource Disciplined Small Cap
   Value Fund
RiverSource Small Cap Value Fund
Sector: RiverSource Real Estate
   Fund
ASSET ALLOCATION FUNDS
RiverSource Portfolio Builder
   Conservative Fund
RiverSource Income Builder Basic
   Income Fund
RiverSource Income Builder Moderate
   Income Fund
RiverSource Income Builder Enhanced
   Income Fund
RiverSource Portfolio Builder
   Moderate Conservative Fund
RiverSource Portfolio Builder
   Moderate Fund
RiverSource Retirement Plus(SM)
   2010 Fund
RiverSource Balanced Fund
RiverSource Portfolio Builder
   Moderate Aggressive Fund
RiverSource Retirement Plus(SM)
   2015 Fund
RiverSource Strategic Allocation
   Fund
RiverSource Retirement Plus(SM)
   2020 Fund
RiverSource Portfolio Builder
   Aggressive Fund
RiverSource Retirement Plus(SM)
   2025 Fund
RiverSource Retirement Plus(SM)
   2030 Fund
RiverSource Retirement Plus(SM)
   2035 Fund
RiverSource Retirement Plus(SM)
   2040 Fund
RiverSource Retirement Plus(SM)
   2045 Fund
RiverSource Portfolio Builder Total
   Equity Fund

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THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund*
RiverSource Short Duration U.S.
   Government Fund
RiverSource U.S. Government
   Mortgage Fund
RiverSource Inflation Protected
   Securities Fund
RiverSource Floating Rate Fund
RiverSource Limited Duration Bond
   Fund
RiverSource Core Bond Fund
RiverSource Diversified Bond Fund
RiverSource Strategic Income
   Allocation Fund
RiverSource Income Opportunities
   Fund
RiverSource High Yield Bond Fund
RiverSource Global Bond Fund
RiverSource Emerging Markets Bond
   Fund
TAX-EXEMPT FUNDS
RiverSource Tax-Exempt Money Market
   Fund*
RiverSource Intermediate Tax-Exempt
   Fund
RiverSource Tax-Exempt Bond Fund
RiverSource State Tax-Exempt Funds
RiverSource Tax-Exempt High Income
   Fund
GLOBAL/INTERNATIONAL FUNDS
RiverSource Global Equity Fund
RiverSource International Select
   Value Fund
RiverSource International Equity
   Fund
RiverSource Disciplined
   International Equity Fund
RiverSource International
   Opportunity Fund
RiverSource International Small Cap
   Fund
RiverSource International
   Aggressive Growth Fund
RiverSource European Equity Fund
RiverSource Emerging Markets Fund

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

* AN INVESTMENT IN A MONEY MARKET FUND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH A MONEY MARKET FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN A MONEY MARKET FUND.

"Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks and service marks have been licensed for use by Ameriprise Financial, Inc. The Funds are not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the Funds.

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                                  THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT

     RIVERSOURCE(R) INTERNATIONAL EQUITY FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                    This report must be accompanied or preceded by the Fund's
                                    current prospectus.
                                    RiverSource(R) mutual funds are distributed by RiverSource
                                    Distributors, Inc.
                                    and Ameriprise Financial Services, Inc., Members NASD, and
                                    managed by
       (RIVERSOURCE INVESTMENTS     RiverSource Investments, LLC. These companies are part of
       LOGO)                        Ameriprise Financial, Inc.                                                      S-6270 F (6/07)